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                                                                    EXHIBIT 11.2

                      TECHNOLOGY MODELING ASSOCIATES, INC.

                      COMPUTATION OF NET INCOME PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

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
                                                                                           YEAR ENDED DECEMBER 31,
                                                                                       -------------------------------
                                                                                         1996       1995       1994
                                                                                       ---------  ---------  ---------
Net income...........................................................................  $   1,224  $   1,282  $   1,454
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Weighted average common shares outstanding...........................................      5,095      3,685      3,631
Shares related to SAB No. 83.........................................................        720        959        959
Weighted average common share equivalents related to stock options (using the
  treasury stock method).............................................................        402        864      1,799
                                                                                       ---------  ---------  ---------
Shares used in per share computation.................................................      6,217      5,508      6,389
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------

Net income per share.................................................................  $    0.20  $    0.23  $    0.23
                                                                                       ---------  ---------  ---------
                                                                                       ---------  ---------  ---------
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